UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

QTS REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QTS Employee Letter

QTSers:

Thank you for your service to our customers, communities and each other. We have always rallied around a common mission, and focused on serving a purpose higher than ourselves. We’ve achieved incredible growth and success because we have stayed true to our core values, focused on innovation and committed to Vision 2025. I am proud of our results and excited about the future. Great things are ahead for our QTS family!

This morning we announced that we have entered into an agreement to be acquired by Blackstone funds, and I want to explain why this is the right transaction at the right time for QTS.

Through strong execution and our commitment to Vision 2025, QTS has become a leader in the data center industry. We have successfully aligned our organization around our Hyperscale, Hybrid Colocation and Federal platforms and leveraged our core differentiators to significantly increase our market share. Through it all, we have maintained the highest level of customer service in the industry and our special corporate culture to set QTS apart. Powered by People, we have accomplished so much, and that’s only the beginning!

As we look to the next chapter for QTS, it makes sense to join forces with a partner that can invest in our platform, build on our strong foundation and help take our strategic execution to the next level of growth. Blackstone is one of the leading investment firms in the world with deep expertise, valuable relationships, and a long, successful track record of building world class businesses, as well as premier real estate and technology portfolios. Blackstone is excited about the data center industry and our partnership. With Blackstone’s support, we expect to have the financial flexibility to support our execution of Vision 2025 and help drive future growth.

Additionally, Blackstone recognizes the importance of the QTS team to the company’s success. In fact, the strength of the QTS team is one of the reasons they are so excited to partner with us. Blackstone is focused on retaining QTS’ talented employees and we expect many new career developments and advancement opportunities for QTSers as a result of this transaction. Additionally, we expect that members of the QTS senior management team will continue to lead our company following the close of the transaction and that we will maintain our headquarters in Overland Park, Kansas.

There are several important steps and approvals required before we complete the transaction, which we expect to occur in the second half of 2021; until then we will remain an independent company. This means you should not expect any significant changes, and we should all remain focused on our day-to-day responsibilities to deliver the excellent service and solutions that our customers expect from QTS. We will keep you updated, as appropriate, of developments related to the pending transaction.

I know you must have questions about this announcement, and I have attached an FAQ to this note to address some of the key topics we expect you may be wondering about. Additionally, we will be hosting an All Hands meeting at 11:00 a.m. ET to provide more context around this announcement and to answer your questions.

Finally, today’s announcement may lead to increased interest in our company from outside parties. It is important that we speak with one voice, and we ask that you please forward any inquiries you receive from investors, media or others to Carter Cromley at (703) 861-8245 or carter.cromley@qtsdatacenters.com.

This transaction and the opportunities it will create for QTS are a testament to your tremendous commitment and service excellence. Thank you all for your dedication to each other, our customers and communities. I know the future is bright for QTS and I look forward to what this team will continue to accomplish together.

Go QTS!

Chad Williams

Additional Information and Where to Find It

In connection with the proposed transaction, QTS intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, QTS intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF QTS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QTS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by QTS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at QTS’ website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

QTS and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from QTS’ stockholders with respect to the proposed transaction. Information about QTS’ directors and executive officers and their ownership of QTS securities is set forth in QTS’ proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of QTS’ securities by directors and executive officers have changed since the amounts disclosed in QTS’ proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing QTS’ website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this communication constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events, or trends, expected benefits of the transaction or statements about future performance and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect QTS’ current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of QTS to obtain stockholder approval required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against QTS, its directors and others related to the proposed transaction; adverse economic or real estate developments in QTS’ markets or the technology industry; global, national and local economic conditions; risks related to QTS’ international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which QTS operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to QTS’ data centers; QTS’ failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in QTS’ current and any future joint venture investments, such as lack of sole decision-making authority and reliance on QTS’ partners’ financial condition.

While forward-looking statements reflect QTS’ good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. QTS disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause QTS’ future results or events to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in QTS’ Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports QTS files with the SEC.